SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 3, 2017, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of HopFed Bancorp, Inc. (the “Company”) adopted amendments to the Bylaws of the Company. The amendments generally cover the following Bylaw provisions:

•	Article III, Section 1 was amended to provide that the Chairman, if present, shall preside at meetings of the Board of Directors and to delete conveying such authority to the President of the Company.

•	Article III, Section 5, relating to notice of special meetings of the Board of Directors, was updated to authorize electronic transmission of notice of special meetings in place of delivery by telegram of notice of such meetings.

•	Article III, Section 13, which establishes qualifications for nominees to and members of the Board of Directors, was amended to clarify, and modify in part, the situations in which persons may be disqualified for election to the Board. The material amendments to Section 13 are as follows:

(i)	the prohibition on service as a director by a person against whom a financial or securities regulatory agency has issued a cease and desist, consent, or other formal order, which previously had no time limit, has been revised to apply for the ten- year period following issuance of such an enforcement action;

(ii)	the prohibition on service as a director by a person who has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law has been amended to disqualify any person convicted of a felony crime (without a minimum prison term requirement) or found liable in a non-criminal proceeding for fraud or some other act of dishonesty or deception; and

(iii)	the prohibitions on service as a director by a representative, agent, or nominee (as defined in 12 C.F.R. Section 212.2(n)) of, or a member of a group acting in concert with, another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service has been deleted and replaced by a provision that prohibits the service on the Board by a person found, after investigation by the nominating committee of the Board of Directors, to be under the control of any person who would not be eligible for service.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the amended and restated Bylaws of the Company, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	HopFed Bancorp, Inc. Bylaws, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: October 3, 2017	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer